Exhibit 10.10

THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     This Amendment, dated as of November 11, 2004, is made by and among COST-U-LESS, INC., a Washington corporation (“CUL” or a “Borrower”), CULGUAM, INC., a Guam corporation (“GUAM” or a “Borrower”), CULNEV, INC., a Nevada corporation (“NEV” or a “Borrower”), CULUSVI, INC., a U.S. Virgin Islands corporation (“USVI” or a “Borrower”, and together with CUL, GUAM and NEV, the “Borrowers”) and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

     Each Borrower and the Lender are parties to a Credit and Security Agreement dated as of April 9, 2003, as amended by that certain First Amendment to Credit and Security Agreement dated as of October 17, 2003 and that certain Second Amendment to Credit and Security Agreement dated as of March 2, 2004 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     Each Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2. Section 2.4(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a “Letter of Credit”) for CUL’s account by guaranteeing payment of CUL’s obligations or being a co-applicant. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of:

          (i) $700,000 less the L/C Amount, or

          (ii) Availability.

Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into between CUL and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.”

     3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     4. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with such other matters as the Lender may require, each in substance and form acceptable to the Lender in its sole discretion.

     5. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows:

          (a) Each Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any Borrower, or the articles of incorporation or by-laws of any Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     6. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     7. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     8. Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     9. Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by any Borrower, make a loan to any Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disburseme nts, costs and expenses.

     10. Joint and Several Liability. All obligations of each Borrower under this Amendment shall be joint and several. All references to the term “Borrower” herein shall refer to each of them separately and to all of them jointly and all such Persons shall be bound both severally and jointly with the other. Each Borrower is responsible for all of the Borrower obligations under this Amendment. Notices from the Lender to any Borrower shall constitute notice to all Borrowers. Directions, instructions, representations, warranties or covenants made by any Borrower to the Lender shall be binding on all Borrowers.

     11. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.	COST-U-LESS, INC.

By: /s/ Robb L. Jacobs	By: /s/ Martin P. Moore
Name: Robb L. Jacobs Its: Commercial Banking Officer	Name: Martin P. Moore Its: Chief Financial Officer

CULGUAM, INC.

By: /s/ Martin P. Moore
Name: Martin P. Moore Its: Authorized Agent

CULNEV, INC.

By: /s/ Martin P. Moore
Name: Martin P. Moore Its: Authorized Agent

CULUSVI, INC.

By: /s/ Martin P. Moore
Name: Martin P. Moore Its: Authorized Agent

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